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                                                                   Exhibit 10.33



                                 LOAN AGREEMENT


                           DATED AS OF AUGUST 15, 1994


                                     BETWEEN


                                MESA HOLDING CO.


                                       AND


                        SUPERSHUTTLE INTERNATIONAL, INC.
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                                TABLE OF CONTENTS

                                                                            PAGE

 ARTICLE I - DEFINITIONS AND ACCOUNTING TERMS ..........................      1

         1.1   Certain Defined Terms ...................................      1
         1.2   Computation of Time Periods .............................      7
         1.3   Accounting Terms ........................................      7

 ARTICLE II - AMOUNTS AND TERMS OF THE LOANS ...........................      7

         2.1   The NGV Loan ............................................      7
         2.2   The Bridge Loan .........................................      7
         2.3   Principal and Interest ..................................      8
         2.4   Prepayments .............................................      8
         2.5   Payments and Computations ...............................      9

 ARTICLE III - CONDITIONS OF LENDING ...................................      9

         3.1   Condition Precedent to the Bridge Loan ..................      9
         3.2   Condition Precedent to the Initial NGV Loan .............     11
         3.3   Conditions Precedent to Subsequent NGV Loans ............     12

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SSI .....................     13

         4.1   Organization and Qualification; Subsidiaries ............     13
         4.2   Power and Authority .....................................     13
         4.3   Enforceability ..........................................     13
         4.4   Financial Statements ....................................     13
         4.5   Default .................................................     14
         4.6   Title to Assets; Liens ..................................     14
         4.7   Payment of Taxes ........................................     14
         4.8   Absence of Conflicts ....................................     14
         4.9   Compliance with Laws ....................................     14
         4.10  Litigation ..............................................     15
         4.11  Margin Stock ............................................     15
         4.12  Patents, Etc ............................................     15
         4.13  Employee Benefits .......................................     15
         4.14  Consents, Etc ...........................................     15
         4.15  Fiscal Year .............................................     15


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                                                                            PAGE

        4.16    Location of Assets .....................................     16
        4.17    Subordinated Debt Documents ............................     16
        4.18    Invoices ...............................................     16
        4.19    Solvency ...............................................     16
        4.20    Information  ...........................................     16


 ARTICLE V   -  AFFIRMATIVE COVENANTS ..................................     17

        5.1     Information of SSI .....................................     17
        5.2     Books and Records ......................................     17
        5.3     Insurance ..............................................     17
        5.4     Loss Payable Endorsements ..............................     17
        5.5     Maintenance of Property ................................     18
        5.6     Inspection of Property and Records .....................     18
        5.7     Laws, Obligations ......................................     18
        5.8     Existence ..............................................     18
        5.9     Application of Proceeds ................................     18
        5.10    Subsidiary Cash Flows ..................................     19
        5.11    Subsidiary Sales .......................................     19
        5.12    Termination Statements .................................     19


 ARTICLE VI - NEGATIVE COVENANTS .......................................     19

        6.1     Capital Expenditures ...................................     19
        6.2     Liens ..................................................     19
        6.3     Indebtedness ...........................................     20
        6.4     Transactions with Affiliates ...........................     20
        6.5     Accounts ...............................................     20
        6.6     Merger, Consolidation, Sale of Assets, Etc .............     20
        6.7     Investments, Laws, Advances, etc .......................     21
        6.8     Guarantees .............................................     21
        6.9     Dividends, Etc .........................................     21
        6.10    NGV Leases .............................................     21


ARTICLE VII - EVENTS OF DEFAULT ........................................     21

        7.1     Events of Default ......................................     21


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                                                                            PAGE

 ARTICLE VIII - MISCELLANEOUS ..........................................     23

        8.1    Amendments, Etc .........................................     23
        8.2    Notices, Etc ............................................     23
        8.3    No Waiver, Remedies .....................................     24
        8.4    Costs and Expenses of Enforcement .......................     25
        8.5    Binding Effect ..........................................     25
        8.6    Limitation on Agreements ................................     25
        8.7    Severability ............................................     26
        8.8    Governing Law and Consent to Jurisdiction ...............     26
        8.9    Execution in Counterparts ...............................     27
        8.10   Right to Factor Loan ....................................     27
        8.11   Final Agreement .........................................     27


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INDEX OF EXHIBITS AND SCHEDULES

Exhibit A             Promissory Note
Exhibit B             Security Agreement
Exhibit C             Guaranty
Exhibit D             Pledge and Security Agreement
Exhibit E             Bridge Promissory Note

Schedule 1. 1         Vehicles to be Converted
Schedule 2.3(a)       Principal and Interest
Schedule 6.2(d)       Existing Liens
Schedule 6.3(c)       Existing Indebtedness


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                                 LOAN AGREEMENT

                           Dated as of August 15, 1994


                  SuperShuttle International, Inc., a Delaware corporation ("SSI"), and Mesa Holding Co., a Delaware corporation ("Mesa') hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  1.1 Certain Defined Terms. As used in this Loan Agreement (the "Agreement"), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Account Debtor" means the Person who is obligated on or under an Account.

                  "Accounts" means, with respect to any Person, all present and future rights, howsoever evidenced, of such Person to payment for goods sold or leased or for services rendered, and whether or not they have been earned by performance, including, without limitation, all "accounts" as such term is defined in the Uniform Commercial Code in effect in any applicable jurisdiction.

                  "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such specified Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct, or cause the direction, of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "Bridge Loan" has the meaning specified in Section 2.2.

                  "Bridge Note" has the meaning specified in Section 2.2.

                  "Business Day" means any day other than Saturday, Sunday and any other day on which commercial banks are authorized by law to close in the State of Taxes.

                  "Capital Expenditures" means, with respect to any Person, any current expenditures (including, without limitation, any such amounts financed by entering into a Capital Lease) made by such Person for the acquisition, construction, repair, maintenance or replacement of fixed or capital assets of such Person which should, in accordance with GAAP, be capitalized on the balance sheet of such Person.


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                  "Capital Lease" means, with respect to any Person, any lease in respect of which the obligations of such Person as the lessee thereunder constitute Capitalized Lease Obligations of such Person.

                  "Capitalized Lease Obligations" means, with respect to any Person, all lease obligations of such Person which have been or should be capitalized on the books of such Person in accordance with GAAP.

                  "Cash Flow" of any person means, for any period, the sum (without duplication) for such person and its subsidiaries on a consolidated basis of the following for such period: (i) operating income (loss) before minority interest and extraordinary items, (ii) depreciation and amortization expense and (iii) other non-cash items decreasing operating income, less other non-cash items increasing operating income.

                  "Dated Invoice" means, with respect to any Account, the initial invoice relating to such Account which is dated as of the date on which
(i) the goods giving rise to such Account were delivered to the Account Debtor under such Account, or (ii) the services giving rise to such Account were rendered to the Account Debtor under such Account.

                  "Demand Date" means the third Business Day after SSI receives a written demand from Mesa for payment of the Bridge Note, and shall be a date no later than the date nine months after the Bridge Loan Date.

                  "Default" means any event which, with the lapse of time or giving of notice, or both, would constitute an Event of Default.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Events of Default" has the meaning specified in Section 7.1.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America as set forth in the opinions and pronouncements -A of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession.

                  "Guarantor" means Wilmington Cab Company of California, a California corporation and a principal stockholder of SSI.

                  "Guaranty" means the guaranty of Guarantor of the obligations of SSI under this Agreement and the Notes, executed pursuant to Section 3.1(a) of this Agreement and


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substantially in the form attached hereto as Exhibit C, as such Guaranty may be amended, modified, supplemented, restated or reaffirmed from time to time.

                  "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken. reserved, charged, or received with respect to any Note or on other amounts, if any, due to Mesa pursuant to this Agreement or any other Loan Document under laws applicable to Mesa which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

                  "Indebtedness" means, when used with respect to any Person, all indebtedness, obligations and liabilities of such Person, contingent or otherwise, direct or indirect and howsoever evidenced or incurred that should be reflected as a liability on the balance sheet of such Person prepared in accordance with GAAP.

                  "Initial NGV Loan" means the first NGV Loan made hereunder.

                  "Investment" means any direct or indirect purchase or other acquisition by SSI of, or beneficial interest in, any marketable direct obligations, certificates of deposit or time deposits, money market accounts, commercial paper, stock, instruments, bonds, debentures or other securities or debt instruments of any other Person or any direct or indirect loan, advance (other than advances to employees of SSI for moving, travel or payroll expenses or similar expenditures in the ordinary course of SSI's business) or capital contribution by SSI to any other Person, including, without limitation, all Indebtedness of such other Person owing to or guaranteed by SSI or its subsidiaries and all Accounts owing by such other Person to SSI or its subsidiaries which did not arise from sales or the rendition of services to such other Person in the ordinary and usual course of SSI's business. At any time any determination thereof is to be made, the amount of any Investment shall be the original cost of such Investment, without any adjustments for appreciation, non-cash dividends, accretions, increases or decreases in value or write-ups, write-downs, write-offs or charge-offs to or with respect to such Investment; provided however, that, in the case of any Investment, the original amount of such Investment shall be reduced by the amount of any repayments or other cash distributions made to SSI or its subsidiaries with respect to such Investment.

                  "JWI Franchisee" means the shuttle business operated at John Wayne International Airport and the surrounding area pursuant to a franchise agreement between SSI and Preferred Transportation, Inc., a California corporation.

                  "LAX Franchisee" means the shuttle business operated at Los Angeles International Airport and the surrounding area pursuant to a franchise agreement between SSI and SuperShuttle of Los Angeles, Inc., a California corporation.


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                  "Legal Requirement" means any federal, state, local, foreign or international law, treaty, ordinance, statute, code, rule or regulation of any Tribunal or any decision, judgment, order, writ, injunction, decree, award or determination of any Tribunal.

                  "Lessees" means, collectively, the LAX Franchisee, the JWI Franchisee and Phoenix Sub.

                  "Lien" when used with respect to any Person shall mean any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of the property of such Person, whether such property or assets are now owned or hereafter acquired and wheresoever located, and any conditional sale agreement, Capital Lease or other tide retention agreement.

                  "Loan Documents" means this Agreement, the Notes, the Security Agreement, the Guaranty, the Pledge Agreement and any other document or instrument executed in connection with any of the foregoing.

                  "Loans" means the Bridge Loan and the NGV Loans, collectively.

                  "Master Agreement" means the Master Agreement, dated as of the date hereof between Mesa and SSI.

                  "NGVs" means the 185 1995 Dodge B-250 Ram vans with factory compressed natural gas option to be purchased by SSI with the proceeds of the Loan.

                  "NGV Conversion House" means a facility capable of installing equipment on (i) the NGVs which SSI deems necessary, in SSI's sole discretion, for SSI or the Lessees, as applicable, to conduct its or their respective businesses including additional compressed natural gas tank and shroud with associated hardware or (ii) certain gasoline-powered fleet vehicles currently owned and operated by Phoenix Sub indentified on Schedule 1.1 hereto necessary to convert such vehicles to be capable of operating on compressed natural gas.

                  "NGV Insurance" means any insurance policy obtained by SSI, its franchisees, subsidiaries or affiliates covering any of the NGVs.

                  "NGV Invoice" means any invoice received by SSI from Chrysler Corporation, an authorized dealer for Chrysler Corporation or a NGV Conversion House.

                  "NGV Lease" means each lease agreement pursuant to which SSI will lease to the LAX Franchisee, the JWI Franchisee and the Phoenix Sub, 80, 65 and 40 NGVs, respectively, substantially in the form attached to the Master Agreement as Exhibit C.

                  "NGV Loan" has the meaning specified in Section 2.1.


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                  "NGV Loan Date" has the meaning specified in Section 2.1.

                  "NGV Notes" has the meaning specified in Section 2.1.

                  "Notes" means the NGV Notes and the Bridge Note, collectively.

                  "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government or any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition thereof, (ii) certificates of deposit, repurchase agreements or bankers' acceptances maturing within 180 days from the date of acquisition thereof, issued by my bank organized under the laws of the United States of America or any state thereof or the District of Columbia which is a member of the Federal Reserve System and has, as of the date of the investment, a short term deposit rating P-1 or A-1 from Moody's Investors Service, Inc. or Standard & Poor's, respectively, and a long term deposit rating of A from Moody's Investors Service, Inc. or Standard & Poor's, (iii) any debt instrument with a maturity of 90 days or less rated A-1 or P-1 by Moody's Investor Service or Standard & Poor's, respectively, and (iv) money market funds organized under the laws of the United States of America or any state thereof that invest solely in any of the investments permitted under the immediately preceding clauses (i) through (iii).

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Phoenix Sub" means SuperShuttle Arizona, Inc., an Arizona corporation and a wholly owned subsidiary of SSI.

                  "Plan" means, with respect to any Person, an employee benefit plan of such Person or any Affiliate of such Person subject to ERISA.

                  "Pledge Agreement" means the Pledge and Security Agreement, dated as of the date hereof between SSI, as pledgor, and Mesa, as secured party, executed pursuant to Section 3.1(a) of this Agreement, substantially in the form attached hereto as Exhibit D, as such Pledge Agreement may be amended, modified, supplemented, restated or extended from time to time.

                  "Property" means any interest or right in any kind of property or asset, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired.

                  "Refueling Agreement" means the Refueling Agreement, dated as of the date hereof, among Mesa, SSI, the JWI Franchisee, the LAX Franchisee and the Phoenix Sub, substantially in the form attached to the Master Agreement as Exhibit B.


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                  "Reportable Event" shall mean a reportable event as defined by
ERISA.

                  "Rouse" means Mitchell S. Rouse, a principal stockholder and Chief Executive Officer of SSI.

                  "Security Agreement" means the Security Agreement, dated as of the date hereof, between SSI, as debtor, and Mesa, as secured party, executed pursuant to Section 3.1(a) of this Agreement, substantially in the form attached hereto as Exhibit B, as such Security Agreement may be amended, modified, supplemented, restated or extended from time to time.

                  "Security Documents" means the Security Agreement and the Pledge Agreement and any other document or instrument executed in connection with any of the foregoing.

                  "Stated Maturity Date" means the third anniversary of the date of each NGV Loan.

                  "Subordinated Debt" shall mean all Indebtedness of SSI which is incurred on or after the date hereof with the prior written consent of Mesa (which Mesa shall have no obligation to give) and which, by the terms of the instrument evidencing or creating such Indebtedness (which agreements, documents and instruments shall be satisfactory to Mesa in form and substance), is validly, effectively and expressly made subordinate and subject in right of payment, to whatever extent Mesa may require in its sole discretion, to the prior payment in full, in cash or cash equivalents, of all indebtedness of SSI in respect of the principal of, and interest on, the Loan and all other indebtedness and payment obligations of SSI to Mesa under the Loan Documents.

                  "Subsidiaries" means, collectively, the Phoenix Sub, SuperShuttle DFW, Inc., a Texas corporation ("SuperShuttle DFW"), SuperShuttle of San Francisco, Inc, a California corporation ("SuperShuttle San Francisco"), SuperShuttle Franchise Corporation, a Delaware corporation, and LAX Franchisee, each of which is a wholly owned subsidiary of SSI.

                  "Subsidiary Sale" means the completion of the sale of all of the assets or stock of SuperShuttle San Francisco and/or SuperShuttle DFW.

                  "Termination Date" means the earlier to occur of (a) the Stated Maturity Date or (b) any earlier maturity date resulting from acceleration of the outstanding principal amount of the NGV Loans pursuant to
Section 7.1 hereof.

                  "Trade Debt" means, with respect to any Person, indebtedness of such Person incurred in the ordinary course of business to trade creditors of such Person.


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                  "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States or any foreign or domestic state, province, commonwealth, nation, territory, possession, country, parish. town, township, village or municipality or any non-governmental regulatory body to the extent that the rules, regulations or orders of such body have the force of law.

                  "Union Bank Loan" means the loan from Union Bank to SSI the terms of which were modified by the letter agreement dated May 25, 1994, between SSI and Union Bank.

                  1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

                  2.1 The NGV Loan. Mesa agrees, on the terms and conditions hereinafter set forth, to make loam (collectively, the "NGV Loans" and individually, a "NGV Loan") to SSI from time to time within five business days of the date that SSI receives an NGV invoice (each such date shall be hereinafter referred to as a "NGV Loan Date") during the period from the date hereof until the first anniversary of the date hereof in an aggregate amount not to exceed $4,500,000, on a senior secured and guaranteed basis. Each NGV Loan will be evidenced by a promissory note (the "NGV Note"), substantially in the form attached as Exhibit A hereto, and will be secured by the Security Documents and will be guaranteed pursuant to the Guaranty. SSI may borrow and prepay amounts as provided in this Article II, however Borrower shall not have the right to reborrow any amounts repaid hereunder.

                  2.2 The Bridge Loan. Mesa agrees, on the terms and conditions hereinafter set forth, to loan to SSI on a senior secured and guaranteed basis an aggregate amount (the "Bridge Loan Amount") not to exceed $1,000,000 (the "Bridge Loan") on the date hereof. The Bridge Loan will be evidenced by a promissory note (the "Bridge Note"), substantially in the form attached as Exhibit E hereto, and will be secured by the Security Documents, and will be guaranteed pursuant to the Guaranty.


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                  2.3 Principal and Interest.

                      (a) The NGV Loans. SSI shall repay the unpaid principal amount outstanding on each NGV Loan, and all accrued and unpaid interest thereon from the applicable NGV Loan Date until such principal amount shall be paid in full, at the rate per annum (the "Interest Rate") equal at all times to the lesser of (i) 12% and (ii) the Highest Lawful Rate. Such principal and interest shall be payable by SSI to Mesa monthly, on the dates and in the amounts indicated in Schedule 2.3(a) attached hereto. To the extent permitted by applicable law, SSI shall pay interest on overdue accrued and unpaid interest at the Interest Rate. On each Termination Date SSI shall repay the unpaid principal amount outstanding of the applicable NGV Loan and all accrued and unpaid interest thereon.

                      (b) The Bridge Loan. SSI shall repay on the Demand Date, the unpaid principal amount outstanding on the Bridge Loan, and all accrued and unpaid interest thereon from the date hereof until such principal amount shall be paid in full, at the Interest Rate. Interest on the Bridge Loan shall be due and payable by SSI to Mesa monthly, on the last business day of each month, commencing on August 31, 1994, with the last payment payable on the Demand Date. To the extent permitted by applicable law, SSI shall pay interest on overdue accrued and unpaid interest at the Interest Rate.

                  2.4 Prepayments.

                      (a) Optional Prepayments. SSI may, upon at least ten Business Days' notice to Mesa stating the proposed date (which shall be a Business Day) and aggregate principal amount of a prepayment, prepay the outstanding principal amount of the Loans in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided however, that all such prepayments shall be made together with accrued interest to the date of such prepayments on the principal amount prepaid without premium or penalty thereon. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice, together with waved and unpaid interest on the amount prepaid.

                      (b) Mandatory Prepayments. In the event SSI completes one or more Subsidiary Sales prior to the Demand Date, SSI shall use the net cash proceeds received from the first such sale solely to prepay the outstanding principal amount of the Bridge Loan, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.


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                  2.5 Payments and Computations.

                      (a) SSI shall make each payment hereunder and under the Notes not later than 12:00 Noon (Dallas, Texas time) on the day when due in U.S. dollars to a bank designated in advance, in writing by Mesa, for the account of Mesa, in same day funds.

                      (b) All computations of interest shall be made on the basis of the actual number of days (including the first day but excluding the last day) elapsed computed on the basis of a 360-day year consisting of twelve 30-days months (unless such calculation would result in interest exceeding the Highest Lawful Rate in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be). Each determination by Mesa of the Interest Rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                      (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                                   ARTICLE III

                              CONDITIONS OF LENDING

                  3.1 Condition Precedent to the Bridge Loan. The obligation of Mesa to make the Bridge Law is subject to the condition precedent that Mesa shall have received on or before the date hereof the following, in form and substance satisfactory to Mesa:

                      (a) this Agreement, the Bridge Note payable to the order of Mesa, the Security Agreement, the Guaranty and the Refueling Agreement, in each case duly executed by an authorized officer of SSI, the Guarantor and/or the Lessees, as applicable;

                      (b) a legal opinion of Stein, Kahan & Rosenberg, counsel to SSI, in form and substance satisfactory to Mesa with respect to each of the following:

                          (i) the due incorporation and existence of each of SSI
              and its Subsidiaries under the laws of the state of its incorporation;

                          (ii) the corporate power and authority of SSI and its
              Subsidiaries (A) to own its properties and conduct its business as now conducted and (B) to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.


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


                          (iii) the due authorization, execution and delivery by
              SSI of each Loan Document to which it is a party;

                          (iv) the enforceability against SSI of each Loan
              Document to which SSI is a party;

                          (v) that there is no material litigation pending or,
              to the knowledge of such counsel (after due investigation), threatened by or against SSI or any of its subsidiaries;

                          (vi) that the execution and delivery by SSI of the
              Loan Documents to which it is a party and the performance by SSI of its obligations thereunder will not (A) violate any provision of the Certificate of Incorporation or bylaws of SSI, (B) conflict with, breach or cause a default under any agreement, document or instrument known to such counsel (after due investigation) and to which SSI is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or (C) violate any Legal Requirement;

                          (vii) the perfection of the liens granted by the
              Security Agreement and the Pledge Agreement; and

                          (viii) such other matters as Mesa may request
              (including similar opinions with respect to any subsidiaries party to any Loan Documents).

                      (c) a legal opinion of Armour, Goodin, Schlotz & MacBride, special counsel to SSI, in form and substance satisfactory to Mesa with respect to each of the following:

                          (i) that each of SSI and the Guarantor is not a public
              utility subject to the California Public Utilities Code;

                          (ii) that the execution and delivery by each of SSI of
              the Loan Documents to which it is a party, the NGV Leases and the Refueling Agreement, the execution and delivery by the Guarantor of the Guaranty, and the execution and delivery by each of the Franchisees of the NGV Leases to which it is a party and the Refueling Agreement and the performance by SSI, the Guarantor and the Franchisees thereunder will not require any consent, approval. authorization or order of or filing with, recording, or notification to the California Public Utilities Commission.

                      (d) a certificate of the Secretary or Assistant Secretary and the President or a Vice President of SSI certifying (i) the bylaws of SSI as in effect as of the date hereof (ii) the accuracy of an attached copy of the resolutions of the Board of Directors of SSI authorizing the execution, delivery and performance of each of the Loan Documents, the NGV Leases and the Refueling Agreements, (iii) the names, true signatures and offices held by officers of SSI authorized to execute and deliver the Loan Documents to which SSI is a party, (iv) that as of the date hereof no Default or Event of Default has occurred and is continuing, (v) that the representations and warranties set forth in the Loan Documents to which SSI is a party are true and correct as of the date hereof, (vi) that SSI has not taken any proceedings for the dissolution or liquidation of SSI or any of its Subsidiaries, (vii) that there has been no amendment of the Certificate of Incorporation of SSI approved by the Board of Directors of SSI or the stockholders of SSI or filed with the Secretary of State of the State of Delaware since May 9, 1988 and (viii) that SSI has complied with all agreements and conditions required to be complied with by it as of the date hereof under this Agreement and the other Loan Documents to which SSI is a party;

                      (e) a certificate of the Secretary of State of the state of incorporation of each of SSI and the Subsidiaries as to the continued existence and good standing of SSI and the Subsidiaries;

                      (f) certificates for the shares of each of the Subsidiaries pledged by SSI pursuant to the Pledge Agreement;

                      (g) evidence of the filing of security instruments and UCC-1 financing statements and all other documents reasonably required by Mesa; and

                      (h) evidence of releases of Liens held by Chrysler Credit Corporation and Orix Credit Alliance, Inc. and terminations of the financing statements evidencing such Liens.

                  3.2 Condition Precedent to the Initial NGV Loan. The obligation of Mesa to make the Initial NGV Loan is subject to the condition precedent that Mesa shall have received on or before the Initial NGV Loan Date the following, in form and substance satisfactory to Mesa:

                      (a) the applicable NGV Note payable to the order of Mesa, and the NGV Leases, in each case duly executed by an authorized officer of SSI or the Lessees, as applicable;

                      (b) the legal opinion, dated as of the Initial NGV Loan Date, referred to in Section 3.1(b) hereof;

                      (c) the legal opinion, dated as of the Initial NGV Loan Date, referred to in Section 3.1(c) hereof;

                      (d) the certificate of the Secretary or Assistant Secretary and the President or a Vice President of SSI, dated as of the Initial NGV Loan Date, referred to in Section 3.1(d);

                      (e) the certificates of the Secretary of State referred to in Section 3.1(e);

                      (f) the evidences of filing of amendments to the filings referred to in Section 3.1(g) to include the vehicle identification numbers of the applicable NGVs;

                      (g) copies of the insurance policy or insurance policies on the NGVs to by purchased with the proceeds of the Initial NGV Loan; and

                      (h) all necessary federal, state or local government permits, licenses, consents, certificates and other authorizations necessary for Mesa to finance, construct and operate the Refueling Stations (as defined in the Refueling Agreement).

                  In addition, Mesa shall have entered into any necessary contractual arrangements satisfactory to it (i) regarding the construction, maintenance and operation of the Refueling Stations, including lease arrangements with Los Angeles International Airport, John Wayne International Airport and Sky Harbor International Airport for suitable sites on which to construct the Refueling Stations and (ii) with gas suppliers, intrastate pipeline companies and the applicable local distribution company in order to acquire and have transported to the Refueling Stations the necessary supplies of natural gas via high pressure lines for delivery of such gas as compressed natural gas to SSI, its Franchisees and the Phoenix Sub, as applicable.

                  3.3 Conditions Precedent to Subsequent NGV Loans. The obligation of Mesa to make each NGV Loan subsequent to the Initial NGV Loan is subject to the condition precedent that Mesa shall have received on or before each subsequent NGV Loan Date the following, in form and substance satisfactory to Mesa:

                      (a) the applicable NGV Note payable to the order of Mesa, duly executed by an authorized officer of SSI;

                      (b) the certificate of the Secretary or Assistant Secretary and the President or a Vice President of SSI, dated as of the applicable NGV Loan Date, as to the matters referred to in Section 3.1(d);

                      (c) the certificates of the Secretary of State referred to in Section 3.1(e);

                      (d) the evidences of filing of amendments to the filings referred to in Section 3.1(g) to include the vehicle identification numbers of the applicable NGVs; and

                      (e) copies of the insurance policy or insurance policies on the NGVs to by purchased with the proceeds of the applicable NGV Loan.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF SSI

                  In consideration of and in order to induce Mesa to enter into this Agreement and to make the Loans to SSI, SSI represents and warrants as of the date hereof as follows:

                  4.1 Organization and Qualification; Subsidiaries. SSI and each of its subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted, and (c) is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its assets requires such qualification, except where its failure to be so qualified would not have a material adverse effect on its business, financial condition or operations. The only subsidiaries of SSI are the Subsidiaries.

                  4.2 Power and Authority. Each of SSI, the Phoenix Sub, the LAX Franchisee and the JWI Franchisee has all necessary corporate and other power and authority to enter into and perform its obligations under the Loan Documents to which it is a party and all such action has been duly authorized by all necessary corporate proceedings on its part.

                  43 Enforceability. Each of the Loan Documents to which SSI or any of the Subsidiaries is a party have been or will be duly executed and when delivered by SSI and my applicable Subsidiary will be, the, legal, valid and binding obligations of SSI or the applicable Subsidiary, enforceable against SSI or the applicable Subsidiary in accordance with their respective terms, except as enforcement many be (i) limited by applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar laws, or general equitable principles from time to time effecting rights of creditors generally, and (ii) subject to the general effect of general principles of equity.

                  4.4 Financial Statements. SSI has furnished Mesa with unaudited consolidated financial statements of SSI and its subsidiaries as at and for the fiscal years ended September 30, 1992 and September 30, 1993 and for the seven mouth period ended

April 30, 1994. These financial statements fairly present the financial position of SSI at the dates thereof and the results of operations of SSI for the periods then ended (subject, as to interim statements, to changes resulting from audits and year-end adjustments, which in the aggregate are not material) and have been prepared in conformity with GAAP consistently applied throughout the periods involved. There has been no material adverse change in the business, financial condition or operations of SSI since April 30, 1994.

                  4.5 Default. Neither SSI nor any of its subsidiaries is in default under the provisions of any agreement, document or instrument to which it is a party or by which it or any of its properties is bound or in violation of any order, writ, injunction or decree of any Tribunal or in default under, or in violation of, any order, regulation or demand of any governmental instrumentality, which default or violation would, individually or in the aggregate, materially and adversely affect the business, financial condition or operations of SSI and its subsidiaries.

                  4.6 Title to Assets, Liens. SSI and each of its subsidiaries has good and marketable title to its assets. The assets of SSI and each of its subsidiaries are not subject to any Liens except those permitted under Section 6.2.

                  4.7 Payment of Taxes. SSI and each of its subsidiaries has filed all federal and state income, franchise and other tax returns which are required to be filed and has paid all taxes shown on said returns and all assessments which are due. SSI and each of its subsidiaries and their respective officers know of no claims by any governmental authority for any unpaid taxes.

                  4.8 Absence of Conflicts. The execution, delivery and performance by SSI of this Agreement and by SSI and any of its subsidiaries of the Loan Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby, will not (a) conflict with or result in any violation of any provision of the Certificate of Incorporation or the Bylaws, each as amended to date, of SSI or any applicable subsidiary, (b) conflict with or result in any violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which SSI or any applicable subsidiary is a party or by which SSI or any applicable subsidiary or any of their respective properties are bound or affected or (c) violate any term of any Legal Requirement applicable to SSI or any applicable subsidiary or their respective properties or assets except as provided in the opinion of Armour, Goodin, Schlotz & MacBride referred to in
Section 3.1(c) hereof.

                  4.9 Compliance with Laws. SSI and each of its subsidiaries is in compliance with all Legal Requirements applicable and necessary for the conduct of its business.

                  4.10 Litigation. There are no actions, suits or proceedings pending or, to the best of SSI's knowledge, threatened against or affecting SSI or any of its subsidiaries or any of their respective assets before any Tribunal
(a) in which an adverse determination might have a material adverse effect on the business, financial condition or operations of SSI or any of its subsidiaries, or (b) which in any manner draws into question the validity or the enforceability of any Loan Document to which SSI or any of its subsidiaries is a party. There are no judgments, orders or decrees outstanding against or affecting SSI or any of its subsidiaries or any of their respective assets before any Tribunal.

                  4.11 Margin Stock. SSI does not own, directly or indirectly, any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose" credit within the meaning of said Regulation U, as now in effect or as it may hereafter be amended.

                  4.12 Patents, Etc. SSI has all patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits and consents which are required in order for it to conduct its business as now conducted and as proposed to be conducted, without known conflict with the rights of others.

                  4.13 Employee Benefits. No Reportable Event has occurred with respect to any Plan of SSI or its subsidiaries. SSI has not incurred any material accumulated funding deficiency within the meaning of ERISA or incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any Plan of SSI or its subsidiaries.

                  4.14 Consents, Etc. Except for (a) the filing of any and all UCC-1 financing statements required pursuant to any of the Loan Documents in the Office of the Secretary of State of the State of Texas, the Office of the Secretary of State of the State of California, or the Office of the Secretary of State of the State of Arizona and (b) any consent which may be required under the California Public Utilities Code for SSI to transfer control of the shares of its Subsidiaries to Mesa pursuant to the terms of the Pledge Agreement, no authorization, approval or other action by, and no notice to, filing with or consent of any Person is required to be taken, made or obtained by SSI in connection with the execution, delivery and performance by SSI of its obligations under the Loan Documents to which it is a party or the consummation of the transactions contemplated thereby.

                  4.15 Fiscal Year. The last day of SSI's fiscal year is September 30.

                  4.16 Location of Assets. The Collateral (as defined in the Security Agreement) is and will be located solely at the locations specified on
Schedule I to the

Security Agreement and at such other locations specifically permitted by the terms and provisions of the Security Agreement. The only states where assets of SSI or any of its Subsidiaries are located are California, Arizona and Texas.

                  4.17 Subordinated Debt Documents. There are no agreements, documents or instruments evidencing or relating to any Subordinated Debt of SSI or its subsidiaries and neither SSI nor any of its subsidiaries has any Subordinated Debt outstanding.

                  4.18 Invoices. Each Account of SSI and any of its subsidiaries is evidenced by a Dated Invoice.

                  4.19 Solvency. As of the date hereof, and after giving affect to the Loans and the other Loan Documents, (i) the assets of SSI, at a fair valuation, will exceed its liabilities, including contingent liabilities; (ii) the remaining capital of SSI will not be unreasonably small to conduct its business; and (iii) SSI has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this
Section 4.19, "debt" means any liability on a claim and "claim" means (x) any right to payment, whether or not such right is reduced to judgement, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) any right to an equitable remedy for breach of performance if such breach gives rise to payment. whether or not such right to any equitable remedy is reduced to judgement. fixed, contingent, matured, unmatured disputed, undisputed, secured or unsecured. After giving effect to this Agreement and the other Loan Documents to which SSI is a party, SSI is solvent.

                  4.20 Information. All information heretofore or contemporaneously furnished by or on behalf of SSI to Mesa for purposes of or in connection with this Agreement or any other Loan Document or any transaction contemplated hereby or thereby is, and all other such information hereafter furnished by or on behalf of SSI in writing to Mesa (i) will be true and accurate in all material respects on the date as of which such information is dated or certified, and (ii) will not be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which such information was provided. There is no fact known to SSI which is reasonably likely to have a material adverse effect on the business, financial condition, properties, prospects or operations of SSI or on the ability of SSI to perform any of its obligations under this Agreement or any other Loan Document to which SSI is a party which has not been disclosed, in writing, to Mesa for use in connection with the transactions contemplated hereby or by any other Loan Document.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Until payment in full of the Loans and all other amounts due to Mesa under the Loan Documents:

                  5.1 Information of SSI.

                           (a) SSI shall deliver to Mesa promptly after any executive officer of SSI has, or should have, knowledge of the occurrence of a Default or an Event of Default, a certificate of the President, a Vice President of the Chief Financial officer of SSI setting forth the details of such Default or Event of Default.

                           (b) SSI shall deliver to Mesa, with reasonable promptness, such financial or other information regarding SSI and its subsidiaries as Mesa from time to time may reasonably request, including monthly, quarterly and annual financial statements.

                           (c) SSI shall deliver to Mesa, no later than one business day after the completion of a Subsidiary Sale, written notice of such sale.

                  5.2 Books and Records. SSI shall maintain proper books of record and account in accordance with sound accounting practices in which true, full and correct entries will be made of all of its dealings and business affairs.

                  5.3 Insurance. SSI shall maintain (a) insurance covering the business and assets of SSI and its subsidiaries with responsible companies in such amounts and against such risks as is customarily carried by owners of similar businesses and properties, including, without limitation, the maintenance at all times on and after the date hereof of insurance coverage of the type and in the amounts in effect as of the due hereof and (b) an umbrella liability policy covering the business and assets of SSI and its subsidiaries with liability coverage in the amount of a minimum of S2,000,000 per occurrence, on terms and with an insurer acceptable to Mesa. In addition, SSI shall maintain or require each of the Lessees to maintain, an insurance policy or policies on the NGVs with liability coverage in the amount of a minimum of $1,000,000 per occurrence per NGV, on terms and with an insurer acceptable to Mesa. SSI hereby agrees to add Mesa as an additional insured on all such insurance policies, and all such insurance policies shall provide for not less than 30 days prior written notice to Mesa for any cancellation, change of coverage or amendment. SSI shall not change the type or decrease the amount of insurance maintained by it as of the date hereof without Mesa's prior written consent.

                  5.4 Loss Payable Endorsements. With respect to any NGV Insurance acquired by SSI or the Lessees on or after the date hereof SSI shall or shall require each of the Lessees to (a) promptly deliver to Mesa written confirmation from the applicable insurance company that Mesa has been named as additional insured and loss payee with respect to such NGV Insurance, and (b) deliver to Mesa, within ten Business Days after it acquires any such NGV Insurance a loss payable endorsement, in form and substance satisfactory to Mesa, with respect to such NGV Insurance.

                  5.5 Maintenance of Property. SSI shall, at its own expense, cause the NGVs to be maintained, preserved, protected and kept in good repair, working order and condition, ordinary wear and tear excepted. SSI shall make all replacements and additions to its property as may be reasonable necessary to conduct its business properly and efficiently. Without limiting the foregoing, SSI shall comply with the requirements of Sections 7, 9 and 10 of the Security Agreement relating to the NGVs and shall require that the LAX Franchisee, the JWI Franchisee and its Subsidiaries comply with such provisions and the provisions of Sections 5.2, 5.3, 5.4, 5.5, 5.6 and 5.7 hereof.

                  5.6 Inspection of Property and Records. SSI shall permit any Person designated by Mesa to visit, inspect and audit any of its properties, corporate books and financial records, to make copies of such books and records or extracts therefrom, and to discuss the same with its principal officers, all at such times as Mesa may reasonably request and all at SSI's expense.

                  5.7 Laws, Obligations. SSI shall (a) comply with all applicable statutes and governmental regulations, and (b) pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which if unpaid might become or result in a Lien against its assets, except any such liabilities being contested in good faith by appropriate proceedings and for which it maintains adequate reserves in accordance with GAAP.

                  5.8 Existence. SSI shall at all times preserve and keep in full force and effect its corporate existence. SSI shall at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into SSI or a Subsidiary) and all rights and franchises of SSI and its Subsidiaries unless, in the good faith judgment of SSI the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of SSI and its Subsidiaries taken as a whole. Notwithstanding the foregoing, SSI may complete a Subsidiary Sale and the sale of LAX Franchisee as long as such sale is an arms' length transaction and is on terms that are fair to SSI.

                  5.9 Application of Proceeds. SSI shall use the proceeds of the NGV Loan solely for the purpose of purchasing the NGVs directly from Chrysler Corporation or an authorized dealer of Chrysler Corporation and subject to the provisions of the other Loan Documents and the NGV Leases, to modify (a) such NGVs in a manner deemed necessary by SSI for SSI, or the Lessees, to conduct its or their respective businesses and (b) the gasoline-powered vehicles identified on Schedule 1.1 hereto to enable such vehicles to operate on compressed natural gas. SSI shall use the proceeds of the Bridge Loan solely for the purpose of paying in full all amounts owing by SSI pursuant to the Union Bank Loan.

                  5.10 Subsidiary Cash Flows. Commencing on the Bridge Loan Date up to and including the Demand Date, SSI shall reserve 75% of the Cash Flow from each of the Subsidiaries to repay, when due, the outstanding principal amount of the Bridge Loan and all accrued and unpaid interest thereon.

                  5.11 Subsidiary Sales. In the event that SSI completes a Subsidiary Sale or the sale of LAX Franchisee subsequent to the Demand Date and prior to the Termination Date, SSI shall use the net proceeds from such Subsidiary Sale solely to invest in the business of SSI or its subsidiaries and not for any other purpose.

                  5.12 Termination Statements. SSI shall deliver to Mesa a file-stamped copy of the termination of the financing statements evidencing the releases of Liens held by Chrysler Credit Corporation and Orix Credit Alliance, Inc. referred to in Section 3.1(h) hereof promptly after the receipt by SSI thereof.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  6.1 Capital Expenditures. Prior to the second anniversary of the last NGV loan, and as long as no Default or Event of Default has occurred and is continuing the Capital Expenditures of SSI and its subsidiaries on a consolidated basis, shall not exceed $20O,000 annually in the aggregate. Notwithstanding this Section 6.1, SSI may in the ordinary and regular course of its business and in a manner consistent with past practice, purchase fleet vehicles to replace fleet vehicles currently owned, or operated by SSI or its subsidiaries or franchisees and (ii) acquire and develop certain communications software and hardware to be used by SSI, its subsidiaries and franchisees for reservations and dispatching. Any Capital Expenditures to be made by SSI and its subsidiaries on a consolidated basis which will exceed $200,000 annually, in the aggregate, shall be submitted, in writing, to Mesa for its prior approval, which approval shall not be unreasonably withheld.

                  6.2 Liens. Neither SSI nor any of its subsidiaries shall create or permit to exist any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or assign or otherwise convey to any Person any right to receive any of its income, except:

                           (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and for which it maintains adequate reserves;

                           (b) Other Liens incidental to the conduct of its business or the ownership of its assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not individually or in the aggregate (i) materially detract from the value of its assets or materially impair the use thereof in the operation of its business, or (ii) materially and adversely affect its business, financial condition or operations;

                           (c) Liens in favor of Mesa; and

                           (d) Liens, if any, existing on the date hereof and described on Schedule 6.2(d) attached hereto and made a part hereof.

                  6.3 Indebtedness. Prior to the second anniversary of the last NGV Loan, and as long as no Default or Event of Default has occurred and is continuing, neither SSI nor any of its subsidiaries shall create, assume, incur, guarantee or permit to exist at any time any Indebtedness, except:

                           (a) Indebtedness under the Loan Documents, including all renewals, extensions, replacements, refundings and refinancings thereof, from time to time, in whole or in part;

                           (b) Trade Debt that is not due and payable at such time; and

                           (c) Indebtedness existing on the date hereof and reflected on Schedule 6.3(c) hereto.

                  6.4 Transactions with Affiliates. Neither SSI nor any of its subsidiaries shall engage in any transaction with any of its Affiliates an terms less favorable to SSI or the applicable subsidiary than would have been obtainable in an arm's-length transaction with an unrelated third party, provided, however, that the foregoing restriction shall not apply to transactions between SSI and its wholly owned subsidiaries.

                  6.5 Accounts. Prior to the second anniversary of the last NGV Loan, and as long as no Default or Event of Default has occurred and is continuing, no Account of SSI or any of its subsidiaries shall be evidenced by an invoice dated as of a date other than the date on which (a) the goods giving rise to such Account were delivered to the Account Debtor under such Account, or
(b) the services giving rise to such Account were rendered to the Account Debtor under such Account.

                  6.6 Merger, Consolidation, Sale of Assets, Etc. Prior to the second anniversary of the last NGV Loan, and as long as no Default or Event of Default has occurred and is continuing, neither SSI nor any of its subsidiaries shall (a) merge or consolidate with or into any other Person, or (b) sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any of its assets.

                  6.7 Investments, Loans, Advances, etc. Prior to the second anniversary of the last NGV Loan, and as long as no Default or Event of Default has occurred and is continuing, neither SSI nor any of its subsidiaries shall make, or permit to exist, any Investment in any Person except for Permitted Investments.

                  6.8 Guarantees. Prior to the second anniversary of the last NGV Loan, and as long as no Default or Event of Default has occurred and is continuing, except for endorsements of instruments for deposit or collection in the ordinary course of business, neither SSI nor any of its subsidiaries shall guarantee, or permit to exist any guarantee by it of, any obligations, liabilities or indebtedness of any Person.

                  6.9 Dividends, Etc. Prior to the second anniversary of the last NGV Loan, and as long as no Default or Event of Default has occurred and is continuing, SSI shall not declare or pay any dividend or distribution in respect of any capital stock of SSI or purchase, redeem or otherwise acquire or retire for value or permit any of its subsidiaries to purchase or otherwise acquire for value any capital stock of SSI.

                  6.10 NGV Leases. Commencing on the date hereof up to and including the Termination Date, SSI shall not cancel, pledge, assign or otherwise encumber the NGV Leases, and SSI shall not enter into any lease with respect to the NGVs except for the NGV Leases, without the prior written consent of Mesa.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  7.1 Events of Default. If any of the following events ("Events of Default") shall occur:

                           (a) SSI shall fail to pay any principal of, or interest on, the NGV Notes when the same become due and payable; or

                           (b) SSI shall fail to pay any principal of, or interest on, the Bridge Note when the same becomes due and payable and such failure continues for a period of 60 days after such payment became due; or

                           (c) SSI or its subsidiaries shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after notice of such event is given by Mesa to SSI; or

                           (d) SSI shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against SSI or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, arrangement, adjustment, protection, relief, or composition of SSI or any of its subsidiaries or SSI's or any of its subsidiaries' debts under any law relating to bankruptcy or insolvency or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for SSI or any of its subsidiaries or for any substantial part of its or their Property and, in the case of any such proceeding instituted against SSI or any of its subsidiaries (but not instituted by SSI or any of its subsidiaries), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, SSI or any of its subsidiaries or for any substantial part of SSI or any of its subsidiaries' Property) shall occur;

                           (e) Any judgment or order for the payment of money in excess of $50,000 shall be rendered against SSI and there shall be any period of 30 consecutive days during which such judgment is not satisfied through insurance payments or otherwise or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                           (f) SSI or any of its Franchisees or Phoenix Sub shall fail to perform or observe any term, covenant or agreement contained in the Refueling Agreement on its part to be performed or observed if such failure shall remain unremedied for 15 days after notice of such event is given by Mesa to SSI;

                           (g) SSI or any of its Franchisees or Phoenix Sub shall fail to perform or observe any term, covenant or agreement contained in the NGV Leases on its part to be performed or observed if such failure shall remain unremedied for 15 days after notice of such event is given by Mesa to SSI;

                           (h) (i) SSI shall fail to pay any principal of or premium or interest on its Indebtedness which is outstanding when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness so in default, and shall be continuing after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition it to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                           (i) Any Security Document shall for any reason, except to the extent permitted by the terms thereof, cease to create a valid and perfected first priority security interest in any of the Collateral (as defined in the Security Agreement) purported to be covered thereby or any provision of the Guaranty shall for any reason cease to be valid and binding on the Guarantor; or

                           (j) Rouse ceases to own at least a majority of the outstanding capital stock of SSI;

then, and in any such event, Mesa may, by notice to SSI, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by SSI; provided however, that in the event of an actual or deemed entry of an order for relief with respect to SSI under the Federal Bankruptcy Code, the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by SSI.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by SSI therefrom, shall, in any event be effective unless the same shall be in writing and signed by Mesa, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  8.2 Notices, Etc. All notices and other communications provided in connection with this Agreement to a party to this Agreement shall, be in writing (including by facsimile transmission) unless oral notice is otherwise expressly permitted hereunder, and shall be given to the intended recipient at the address specified below, or such address as may be provided by written notice in accordance with this Section 8.2. All such notices and other communications shall be effective (a) if delivered by facsimile transmission, when received and telephonically confirmed, (b) if delivered, when delivered at the address of the recipient specified below, (c) if given orally, at the time given, provided that written confirmation of such notice shall have been received in accordance with this Section 8.2 promptly thereafter, and in no event more than 12 hours after such oral notice has been received, and (d) if mailed, on the third calendar day after being deposited in the U.S. mail, by certified mail, postage prepaid, return receipt requested:

                           (i) If to SSI

                               SuperShuttle International, Inc.
                               1225 West 190th Street, Suite 450
                               Gardena, California  90248
                               Fax: 310/769-6925
                               Attention:  Chief Executive Officer

                               with a copy to:

                               Stein, Kahan & Rosenberg
                               1299 Ocean Avenue, Fourth Floor
                               Santa Monica, California 90401
                               Fax: 310/394-4759
                               Attention: Robert L. Kahan

                           (ii) If to Mesa:

                               Mesa Holding Co.
                               2600 Trammell Crow Center
                               2001 Ross Avenue
                               Dallas, Texas 75201
                               Fax: 214/969-2220
                               Attention:  Chief Financial Officer

                               with a copy to:

                               Baker & Botts, L.L.P.
                               2001 Ross Avenue
                               Dallas, Texas 75201
                               Fax: 214/953-6503
                               Attention: Carlos A. Fierro

                  8.3 No Waiver; Remedies; No failure on the part of Mesa to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                8.4 Costs and Expenses of Enforcement. SSI agrees to pay promptly on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this
Section 8.4.

                  8.5 Binding Effect. This Agreement shall become effective when it shall have been executed by SSI and Mesa and thereafter shall be binding upon and inure to the benefit of SSI and Mesa and their respective successors and assigns, except that SSI shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Mesa.

                  8.6 Limitation on Agreements.

                           (a) All agreements between SSI or Mesa, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to Mesa for the use, forbearance, or detention of the money to be loaned under this Agreement, the Note or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstances whatsoever, fulfillment of any provision hereof or of any of such documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, from any such circumstance, Mesa shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Note or the amounts owing on other obligations of SSI to Mesa under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Note and the amounts owing on other obligations of SSI to Mesa under any Loan Document, as the case may be, such excess shall be refunded to SSI. All sums paid or agreed to be paid to Mesa for the use, forbearance, or detention of the indebtedness of SSI to Mesa shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest which accrues on the outstanding principal balance of the Note shall exceed the Highest Lawful Rate, the rate of interest which accrues on the outstanding principal balance of the Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrues on the outstanding principal balance of the Note shall not reduce the rate of interest which accrues on the outstanding principal balance of the Note below the Highest

     Lawful Rate until the total amount of interest accrued on the outstanding principal balance of the Note equals the amount of interest which would have accrued if such interest rate had at all times been in effect. The terms and provisions of this Section 8.6 shall control and supersede every other provision of all Loan Documents.

          (b) To the extent that Texas law is applicable to the determination of the Highest Lawful Rate, Mesa and SSI agree that (i) if Article 1.04, Subtitle 1, Title 79 of the Revised Civil Statutes of Texas, 1925, as amended, is applicable to such determination, the indicated rate ceiling computed from time to time pursuant to Section (a) of such Article shall apply, provided that, to the extent permitted by such Article, Mesa may from time to time by notice to SSI revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Advance; and (ii) the provisions of Chapter 15 of Subtitle 3, Title
     79, of the Revised Civil Statutes of Texas, 1925, as amended, shall not apply to this Agreement or the Note.

       8.7 Severability. In case any one or more of the provisions contained in any Loan Document or in any instrument contemplated thereby, or any application thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein, and any other application thereof, shall not in any way be affected or impaired thereby. Each covenant contained in any Loan Document shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained therein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants

       8.8 Governing Law and Consent to Jurisdiction. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PRINCIPLES) AND JUDICIAL DECISIONS OF THE STATE OF TEXAS AND APPLICABLE UNITED STATES FEDERAL LAW, AND IS INTENDED TO BE PERFORMED IN ACCORDANCE WITH, AND ONLY TO THE EXTENT PERMITTED BY SUCH LAWS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, SSI HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY TEXAS STATE COURT, OR ANY UNITED STATES FEDERAL COURT, SITTING IN THE CITY OF DALLAS, TEXAS, AND TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR UNITED STATES COURT SITTING IN ANY STATE IN WHICH ANY OF THE NGVs ARE LOCATED, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SSI HEREBY IRREVOCABLY APPOINTS BRIAN WIER (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 729 EAST DALLAS ROAD, GRAPEVINE, TEXAS 76051 AS ITS AGENT TO RECEIVE ON BEHALF OF SSI AND ITS PROPERTY SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.

SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SSI IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND SSI HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD TO SERVICE, SSI ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SSI AT ITS ADDRESS SET FORTH IN SECTION 8.2 HEREOF. SSI AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. SSI FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. NOTHING IN THIS SECTION 8.8 SHALL AFFECT THE RIGHT OF MESA TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF MESA TO BRING ANY ACTION OR PROCEEDING AGAINST SSI OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

       8.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       8.10 Right to Factor Loan. Mesa may sell, factor, assign or offer participations in its rights in the Loans at such times and upon such terms as Mesa considers appropriate. Upon any such sale, or other transaction, Mesa shall promptly disclose to SSI the identification of each purchaser or other party.

       8.11 Final Agreement. THE LOAN DOCUMENTS AND THE MASTER AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                   SUPERSHUTTLE INTERNATIONAL, INC.



                                   By:  /s/ Mitchell S. Rouse
                                        -------------------------------
                                        Mitchell S. Rouse
                                        Chief Executive Officer

                                   MESA HOLDING CO.


                                   By:  /s/ Stephen K. Gardner
                                        -------------------------------
                                        Stephen K. Gardner
                                        Vice President, Chief Financial Officer